UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 29, 2010

FUQI INTERNATIONAL, INC.
(Exact Name of Company as Specified in Charter)

Delaware	001-33758	20-1579407
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5/F., Block 1, Shi Hua Industrial Zone Cui Zhu Road North Shenzhen, 518019 People’s Republic of China	N/A
(Address of principal executive offices)	(Zip code)

Company’s telephone number, including area code:	+86 (755) 2580-1888

N/A
 (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 29, 2010, Fuqi International, Inc. (the “Company”) received a letter from The Nasdaq Stock Market (“Nasdaq”) advising the Company that it is currently not in compliance with the continued listing requirements set forth in Nasdaq Marketplace Rule 5250(c)(1), which requires timely filing of SEC periodic reports, and as a result, the Company’s common stock is subject to delisting (the “Nasdaq Staff Determination Letter”).  The Nasdaq Staff Determination Letter cites the Company’s failure to file its Annual Report on Form 10-K for the year ended December 31, 2009 and its Quarterly Reports on Form 10-Q for the periods ended March 31, and June 30, 2010 as the basis for the delisting determination.

The Company intends to request a hearing before a Nasdaq Hearings Panel (the “Panel”) no later than October 6, 2010 in accordance with Nasdaq Marketplace Rule 5800 Series to seek an exception period in which to complete its filings and thereby regain compliance with the listing standard.  The Company’s request for a hearing will automatically suspend the delisting of its common stock for 15 calendar days from the deadline to request a hearing, or until October 21, 2010; however, the Company also intends to request a further stay on the delisting of its common stock pending the Panel’s decision.   Hearings are typically held within 30 to 45 calendar days from the date of request and the Hearings Panel generally issues a written decision approximately 35 days after the hearing.  The Hearings Panel has the authority to grant an exception to the Nasdaq Listing Rules for a period not to exceed 360 days from the due date of the Company’s initial late periodic report, which is the Form 10-K that was due on March 16, 2010.  There can be no assurance that the Panel will grant the Company’s request for an extended stay or additional time to regain compliance.

As previously reported in the Company’s Current Reports on Form 8-K filed with the SEC on April 7, May 18, and August 20, 2010 and its Notifications of Late Filing on Form 12b-25 filed with the SEC on March 16, May 11, and August 10, the Company identified historical accounting errors that require a restatement of its condensed consolidated financial statements for the periods ended March 31, June 30 and September 30, 2009 contained in its Quarterly Reports on Form 10-Q.  Due to the review and analysis of these errors by the Company and their impact on its condensed consolidated financial statements, the Company has been unable to timely make its filings.  The Company continues to work towards the completion of the reports and intends to file as soon as the filings are completed.

Item 7.01	Regulation FD Disclosure.

On September 29, 2010, the Company issued a press release announcing that it had received the Nasdaq Staff Determination Letter.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and the information therein is incorporated herein by reference.

The information reported under Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

99.1                        Press Release dated September 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2010	FUQI INTERNATIONAL, INC.

	By:	/s/ Frederick W. Wong
	Name	Frederick W. Wong
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release dated September 29, 2010.